Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No.333-44624 and 333-38100 on Form S-8), of our report dated June 26, 2023, appearing in this Annual Report on Form 11-K of the Ennis, Inc. 401(k) Plan for the year ended December 31, 2022.

/s/ CohnReznick, LLP

Dallas, Texas

June 26, 2023

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No.333-44624 and 333-38100 on Form S-8), of our report dated June 24, 2022, appearing in this Annual Report on Form 11-K of the Ennis, Inc. 401(k) Plan for the year ended December 31, 2022.

/s/ BKM Sowan Horan, LLP

Dallas, Texas

June 26, 2023